STOCK PURCHASE AGREEMENT by and between MICHAEL BLEND and CEE HOLDING TRUST June 17, 2024

L8500\474697\273551638.v10 2 TABLE OF CONTENTS ARTICLE I PURCHASE AND SALE .............................................................................................................. 4 Section 1.01 Purchase and Sale. ..................................................................................................................... 4 Section 1.02 Purchase Price. ............................................................................................................................ 4 ARTICLE II CLOSING ......................................................................................................................................... 5 Section 2.01 Closing. ......................................................................................................................................... 5 Section 2.02 Seller Closing Deliverables. .................................................................................................... 5 Section 2.03 Buyer's Deliveries. ..................................................................................................................... 5 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER ............................................ 5 Section 3.01 Organization and Authority of Seller.................................................................................... 5 Section 3.19 Brokers. ......................................................................................................................................... 6 Section 3.20 No Other Representations and Warranties. ......................................................................... 6 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER ............................................. 6 Section 4.01 Organization and Authority of Buyer. .................................................................................. 6 Section 4.03 Investment Purpose. .................................................................................................................. 6 Section 4.04 Brokers. ......................................................................................................................................... 6 Section 4.06 Independent Investigation. ...................................................................................................... 6 ARTICLE V COVENANTS ................................................................................................................................. 6 Section 5.04 Public Announcements. ............................................................................................................ 6 Section 5.05 Further Assurances. ................................................................................................................... 7 ARTICLE VI INDEMNIFICATION ................................................................................................................. 7 Section 6.01 Survival. ........................................................................................................................................ 7 Section 6.02 Indemnification by Seller. ........................................................................................................ 7 Section 6.03 Indemnification by Buyer. ....................................................................................................... 7 Section 6.04 Certain Limitations. ................................................................................................................... 8 Section 6.05 Indemnification Procedures. ................................................................................................... 8 Section 6.06 Tax Treatment of Indemnification Payments. .................................................................... 8 Section 6.07 Exclusive Remedies. ................................................................................................................. 8

L8500\474697\273551638.v10 3 ARTICLE VII MISCELLANEOUS ................................................................................................................... 9 Section 7.01 Expenses. ...................................................................................................................................... 9 Section 7.02 Notices. ......................................................................................................................................... 9 Section 7.03 Interpretation; Headings. .......................................................................................................... 9 Section 7.04 Severability. ................................................................................................................................. 9 Section 7.05 Entire Agreement. ...................................................................................................................... 9 Section 7.06 Successors and Assigns. ......................................................................................................... 10 Section 7.07 Amendment and Modification; Waiver. ............................................................................. 10 Section 7.08 Governing Law; Submission to Jurisdiction[; Waiver of Jury Trial]. ....................... 10 Section 7.09 Counterparts. ............................................................................................................................. 10

L8500\474697\273551638.v10 4 STOCK PURCHASE AGREEMENT This Stock Purchase Agreement (this “Agreement”), dated as of June 17, 2024, is entered into between Michael Blend, an individual residing in the State of California (“Seller”), and CEE Holding Trust, being created under the laws of the State of Wyoming counting among its beneficiaries Charles Ursini, and acting through its trustee, Jackson Hole Trust Company, a Wyoming Corporation, (“Buyer”). RECITALS WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, 725,000 shares of Class A Common Stock (collectively the “Shares”) of System1, Inc., a Delaware Corporation (the “Company”) for a per share purchase price of $1.50 and a total purchase price of $1,087,500; and WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I PURCHASE AND SALE Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares, free and clear of any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance (each, an “Encumbrance”). Section 1.02 Purchase Price. The aggregate purchase price for the Shares shall be $1,087,500 (the “Purchase Price”). Buyer shall pay the Purchase Price to Seller at the Closing by delivery of a Secured Promissory Note in the amount of the Purchase Price in the form attached hereto as Exhibit A (the “Buyer Note”), as adjusted pursuant to the terms thereof. Notwithstanding the foregoing, in the event of (a) (i) a default under the Buyer Note wherein Seller reclaims any Shares pursuant to the Pledge Agreement as payment towards the Buyer Note or (ii) Seller acquires any Shares pursuant to the Option Letter Agreement, and (b) the fair market value of the Shares pledged pursuant to the Pledge Agreement or acquired through the Option Letter Agreement is less than $1.50/share at the time Seller enforces its rights to reclaim any such Shares pursuant to the Pledge Agreement or Option Letter Agreement (as applicable), the Purchase Price hereof shall be adjusted downward to an amount equal to (x) the fair market price per share at the time Seller reclaims such Shares under the Pledge Agreement multiplied by (y) the number of Shares reclaimed by Seller plus (z) any amounts already paid under the Buyer Note at the time of default. Section 1.03 Certain Definitions. For purposes of this Agreement: (i) “Action(s)” means any claims, actions, suits, investigations or other legal proceedings; (ii) “Affiliate” means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (iii) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law or other requirement or rule of law of any Governmental Authority; (iv) “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court or tribunal of competent jurisdiction; (v) “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity; and (vi) “Tax” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

L8500\474697\273551638.v10 5 ARTICLE II CLOSING Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date hereof (the “Closing Date”) by the electronic exchange of executed documents and other closing deliveries via email. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. (Eastern Time) on the Closing Date. Section 2.02 Seller Closing Deliverables. At the Closing, Seller shall deliver to Buyer the following: (a) documentation evidencing ownership of the Shares accompanied by powers effectuating the transfer of the Shares to Buyer, in form and substance reasonably satisfactory to Buyer, or, in the event that the Shares are held by an administrator, such stock transfer instructions as necessary and required to transfer ownership of the Shares to the Buyer, in each case duly executed by Seller. (b) A duly executed copy of that certain Stock Pledge and Security Agreement, dated as of the date hereof, between the Buyer and Seller in the form attached hereto as Exhibit B (the “Pledge Agreement”). (c) A duly executed copy of that certain Option Letter Agreement, dated as of the date hereof, between the Buyer and Seller in the form attached hereto as Exhibit C (the “Option Letter Agreement”). Section 2.03 Buyer’s Deliveries. At the Closing, Buyer shall deliver the following to Seller: (a) The Buyer Note pursuant to Section 1.02. (b) A duly executed copy of the Pledge Agreement. (c) A duly executed copy of the Option Letter Agreement. (d) Duly executed copies of that certain Stock Purchase Agreement by and between Lone Star Friends Trust and CEE Holding Trust, collectively, with this Agreement, for the aggregate purchase by Buyer and Ursus Holdings Trust of 5.5 million shares of Class A Common Stock of the Company. ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof. Section 3.01 Authority of Seller. Seller is an individual resident of the State of California. Seller has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Section 3.02 Title. Seller has good and valid title to the Shares to be sold at the Closing, free and clear of all Encumbrances; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares will pass to the Buyer free and clear of all Encumbrances, except for those created under the Buyer Note and Pledge Agreement.

L8500\474697\273551638.v10 6 Section 3.03 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller. Section 3.04 No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III, Seller does not make and has not made any other express or implied representation or warranty, either written or oral, on behalf of Seller or the Company, including any representation or warranty as to the accuracy or completeness of any information furnished or made available to Buyer. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof. Section 4.01 Organization and Authority of Buyer. Buyer has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder, and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Section 4.02 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Section 4.03 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer. Section 4.04 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Company and the Shares. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in ARTICLE III of this Agreement; and (b) none of Seller, the Company or any other Person has made any representation or warranty as to Seller, the Company or this Agreement, except as expressly set forth in Article III of this Agreement. ARTICLE V COVENANTS Section 5.01 Confidentiality. Each party hereto covenants and agrees not to communicate: (a) the terms or any aspect of this Agreement and the transactions contemplated hereby; and (b) the content of any and all information in respect of the transactions contemplated hereby which is supplied by Seller to Buyer (collectively, the “Confidential Information”) to any person or entity, without the express written consent of Seller; provided, however, that Buyer may, without consent, disclose the Confidential Information: (i) to its respective advisors, consultants, attorneys, accountants, partners, investors, and lenders (the “Transaction Parties”) without the express written consent of Seller, so long as any such Transaction Parties to whom disclosure is made shall also agree to keep all such information confidential in accordance with the terms hereof; and (ii) if disclosure is required by law or by regulatory or judicial process or pursuant to any regulations promulgated by the New York Stock Exchange or other public exchange for the sale and purchase of securities, provided that in such event Buyer shall notify Seller in writing of such required disclosure, shall exercise all commercially reasonable efforts to preserve the confidentiality of the

L8500\474697\273551638.v10 7 Confidential Information, including, without limitation, reasonably cooperating with the other party to obtain an appropriate order or other reliable assurance that confidential treatment will be accorded such Confidential Information by such tribunal and shall disclose only that portion of the Confidential Information which it is legally required to disclose. The foregoing confidentiality obligations shall not apply to the extent that any such Confidential Information is a matter of public record other than as a result of disclosure that is a breach of this Section. Each party hereto hereby agrees to indemnify the other against, and hold the other harmless from, any and all claims, losses, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising in connection with such party’s obligations under this Section and/or the disclosure of any Confidential Information in violation of this Section. The provisions of this Section shall survive the Closing. Section 5.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement, including but not limited to, such beneficial ownership disclosures as required by the Securities Exchange Commission, including but not limited to, pursuant to Rule 13d-2(a), as applicable. ARTICLE VI INDEMNIFICATION Section 6.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is twelve months from the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date (including all required performance under the Buyer Note and Pledge Agreement), and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved. Section 6.02 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VI, from and after the Closing, Seller shall indemnify Buyer against, and shall hold Buyer harmless from and against, any and all losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees (collectively, “Losses”), incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement; or (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement. Section 6.03 Indemnification by Buyer. Subject to and limited by the other terms and conditions of this ARTICLE VI and the non-recourse provision of the Buyer Note, from and after the Closing, Buyer shall indemnify Seller against, and shall hold Seller harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Seller based upon, arising out of or with respect to: (a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement; or (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement.

L8500\474697\273551638.v10 8 Section 6.04 Certain Limitations. The party making a claim under this ARTICLE VI is referred to as the “Indemnified Party,” and the party against whom such claims are asserted under this Article VI is referred to as the “Indemnifying Party.” The indemnification provided for in Section 6.02 and Section 6.03 shall be subject to the following limitations: (a) The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 6.02(a) or Section 6.03(a), as the case may be, shall not exceed the Purchase Price. (b) In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple. (c) Seller shall not be liable under this ARTICLE VI for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement if Buyer had knowledge of such inaccuracy or breach prior to the Closing. Section 6.05 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the Indemnified Party shall promptly provide written notice of such claim to the Indemnifying Party. Such notice by the Indemnified Party shall: (a) describe the claim in reasonable detail; (b) include copies of all material written evidence thereof; and (c) indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense, subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any claim, including: (i) making available (subject to the provisions of Section 5.02) records relating to such claim; and (ii) furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such claim. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Section 6.06 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law. Section 6.07 Exclusive Remedies. The parties acknowledge and agree that from and after the Closing their sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this ARTICLE VI. In furtherance of the foregoing, each party hereby waives, from and after the Closing, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VI. Nothing in this Section 6.07 shall limit any Person’s right to seek and obtain any equitable relief to which such Person shall be entitled or to seek any remedy on account of any intentional fraud by any party hereto.

L8500\474697\273551638.v10 9 ARTICLE VII MISCELLANEOUS Section 7.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Section 7.02 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the seventh day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02): If to Seller: Mr. Michael Blend 147 Georgina Ave. Santa Monica, CA 90402-1613 michael@blend.co with a copy (which shall not constitute notice) to: Clark Hill PLC 2301 Broadway San Antonio, TX 78215 Attention: Joe Struble, Joshua Ciccone Email: jstruble@clarkhill.com; jciccone@clarkhill.com If to Buyer: c/o Jackson Hole Trust Company, Trustee PO Box 1150 185 W Broadway, Suite 101 Attention: Chuck Ursini, Brittany Gale Email: bgale@jacksonholetrust.com; chuck@system1.com with a copy (which shall not constitute notice) to: Loeb & Loeb LLP 10100 Santa Monica Blvd., Suite 2200 Las Angeles, CA 90067 Email: jloeb@loeb.com Attention: Jeffrey M. Loeb Section 7.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Section 7.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement. Section 7.05 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and any exhibits, the statements in the body of this Agreement will control.

L8500\474697\273551638.v10 10 Section 7.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder. Section 7.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Section 7.08 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction). Any Action arising out of or related to this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Texas, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such Action. (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 7.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. [Signature page follows]

Signature Page to Stock Purchase Agreement IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. Michael Blend /s/ Michale Blend_________ CEE HOLDING TRUST By: Jackson Hole Trust Company, Trustee By_/s/ Amy Burnside______ Amy Burnside, Trust Officer

EXHIBIT A BUYER NOTE (to be attached)

EXHIBIT B PLEDGE AGREEMENT (to be attached)

14 STOCK PLEDGE AND SECURITY AGREEMENT THIS STOCK PLEDGE AND SECURITY AGREEMENT (this “Pledge Agreement”) is made as of June 17th, 2024, by and between CEE Holding Trust, being created under the laws of the State of Wyoming counting among its beneficiaries Charles Ursini, and acting through its trustee, Jackson Hole Trust Company, a Wyoming Corporation (“Pledgor”), and Michael Blend, an individual resident of the State of California (“Pledgee”). RECITAL: WHEREAS, Pledgor and Pledgee have entered into that certain Stock Purchase Agreement (the “Purchase Agreement”) dated as of even date herewith and effective immediately prior to the effectiveness of this Pledge Agreement, pursuant to which the Pledgor has purchased all of Pledgee’s rights and interest in and to the Shares for the aggregate consideration of the Purchase Price (as defined in the Purchase Agreement); WHEREAS, pursuant to the Purchase Agreement, Pledgor has on this date executed that certain promissory note (the “Note”), a copy of which is attached hereto as Exhibit A, pursuant to which Pledgor has agreed to pay to Pledgee certain amounts owed by Pledgor, on the terms more particularly set forth in the Note; and WHEREAS, Pledgee has required, as a condition of the Note and the Purchase Agreement, that Pledgor grant to Pledgee a security interest in and pledge the Collateral (as hereinafter defined) to secure Pledgor’s obligations under the Note (collectively, the “Pledgor Obligations”), and Pledgor desires to execute and deliver this Pledge Agreement for such purposes. NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, Pledgor does hereby covenant and agree as follows: 1. SECURITY INTEREST A. To secure the performance by Pledgor of all of its obligations under the Note and hereunder, as well as all of the rights of Pledgee hereunder, and to secure the payment of all Pledgor Obligations owing by Pledgor to Pledgee pursuant to the terms of the Note and Purchase Agreement (all of said Pledgor Obligations and obligations being herein collectively called the “Liabilities”), Pledgor hereby pledges, assigns and delivers to Pledgee and grants to Pledgee a present and continuing security interest in and security title to all of the Shares as defined in the Purchase Agreement (the “Equity Interests”) which Pledgor now owns, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing (all hereinafter called the “Collateral”). B. The term “Collateral” shall also include (i) any securities, instruments or distributions of any kind issuable, issued or received by Pledgor upon conversion of, in respect of, or in exchange for any other Collateral, including, but not limited to, those arising from an equity dividend, equity split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Collateral and (ii) any additional Equity Interests pledged pursuant to this Pledge Agreement. C. The certificate or certificates for the securities included in the Collateral, if applicable, accompanied by an instrument of assignment duly executed in blank by Pledgor, have been, or will be immediately upon the subsequent receipt thereof by Pledgor, delivered by Pledgor to the Pledgee or the escrow agent identified by Pledgee pursuant to Section 1B above. Upon the occurrence of an Event of Default (as defined below) hereunder, the Pledgee may effect the transfer of any securities included in the Collateral into the name of the Pledgee and cause new certificates representing such securities, if applicable, to be issued in the name of the Pledgee. Pledgor hereby agrees to execute and deliver to the Pledgee an assignment of interests for this purpose. Pledgor will execute and deliver such documents, and take or cause to be taken such actions, as the Pledgee may reasonably request to perfect or continue the perfection of the Pledgee’s security interest in the Collateral.

15 2. PLEDGOR’S WARRANTIES AND COVENANTS A. Pledgor agrees that it will not (a) sell, assign (by operation of law or otherwise) transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Collateral, in each case except as provided for in the Note, (b) create or permit to exist any lien, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the lien under this Pledge Agreement, or (c) file any affidavit for replacement of lost membership interest certificates, if applicable. Pledgor further agrees that it will take all actions necessary to cause the Company not to issue any of the Shares or other securities in addition to or in substitution for the Collateral or exercise any right with respect to the Collateral which would adversely affect Pledgee’s rights in the Collateral. Pledgor further agrees to execute all such instruments, documents, and papers, and will do all such acts as Pledgee may reasonably request from time to time to carry into effect the provisions and intent of this Pledge Agreement, including, without limitation, the execution of stop transfer orders, transfer powers and other instruments of assignment executed in blank, and will do all such other acts as Pledgee may reasonably request with respect to the perfection and protection of the lien granted herein and the assignment effected hereby. B. Pledgor represents and warrants that: (a) it has, and on the date of delivery to Pledgee of any Collateral, will have, good and marketable title to the Collateral and full power, authority and legal right to pledge all of its right, title and interest in and to the Collateral pursuant to this Pledge Agreement; (b) this Pledge Agreement has been duly executed and delivered by each Pledgor and constitutes a legal, valid and binding obligation of each Pledgor enforceable in accordance with its terms; (c) no consent of any other party (including, without limitation, creditors of each Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by any Pledgor in connection with the execution, delivery or performance of this Pledge Agreement, other than the UCC filings and consents that otherwise have been obtained; (d) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable law, or of the organizational and governing documents of the Pledgor or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Pledgor is a party or which purports to be binding upon the Pledgor or upon any of their respective assets and will not result in the creation or imposition of any lien on any of the assets of Pledgor except as contemplated by this Pledge Agreement or by the Note; (e) there are no restrictions on the transferability of the Collateral to Pledgee or with respect to the foreclosure and transfer thereof by Pledgee subject to and in accordance with the terms of the Note and this Agreement, or, if there are any such restrictions, any and all restrictions on such transferability have been duly waived (to the extent permitted by law) with respect to this collateral assignment, transfer (on a collateral assignment basis), pledge, and grant of a security interest to Pledgee and with respect to the foreclosure and transfer thereof by Pledgee subject to and in accordance with the terms of the Note and this Agreement; and (f) the pledge, collateral assignment and delivery of such Collateral pursuant to this Pledge Agreement will create a valid lien on all right, title and interest of Pledgor in or to such Collateral, and the proceeds thereof, subject to no prior lien or to any agreement purporting to grant to any third party a lien in the property or assets of each Pledgor which would include the Collateral. The Collateral is fully paid and nonassessable. Pledgor covenants and agrees that it will defend Pledgee’s right, title and lien on the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever; and covenants and agrees that it will have like title to and the right to pledge any other property at any time hereafter pledged to Pledgee as Collateral hereunder and will defend Pledgee’s right thereto and lien thereon. 3. VOTING OF INTERESTS AND DIVIDENDS - Until such time as the Pledgee shall notify Pledgor in writing of the existence of an Event of Default hereunder and of the revocation of such power and authority, Pledgor will have the right to vote the Equity Interests in all matters of corporate governance for which an equity holder vote is provided and to give consent, waiver and ratification in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of the Note or this Agreement or which would constitute or create any violation of any such terms. 4. PLEDGOR’S DUTIES AND FURTHER ASSURANCES - Pledgor covenants and agrees that, so long as any of the Liabilities remain outstanding and unpaid, and upon request of Pledgee, Pledgor shall execute such documents and do such other acts and things as Pledgee may, from time to time, request to establish and maintain a valid security interest in the Collateral. 5. EVENTS OF DEFAULT - Each of the following shall constitute an Event of Default of this Pledge Agreement (for convenience, one or more of the following events may be referred to herein as an “Event of Default”):

16 A. Pledgor fails to pay, as and when the same shall become due and payable, any amounts owing on the Note, or any other of the Liabilities, and the Pledgor fails to cure such default within thirty (30) days after written notice of such default is given to the Pledgor. B. Pledgor fails to perform or observe any material term, material covenant, material condition or material agreement contained in the Note or this Pledge Agreement, or breaches any material warranty or representation therein or herein, and such failure or breach shall continue uncured for a period of thirty (30) days after written notice of such default is given to the Pledgor. C. Pledgor shall (1) become insolvent; (2) become generally unable to pay Pledgor’s debts as they become due; (3) make an assignment for the benefit of creditors; (4) call a meeting of creditors for the composition of debts; (5) there shall be filed by or against Pledgor a petition in bankruptcy or for reorganization (under any state or federal law), which filing is not dismissed within thirty (30) days; or (6) a custodian, receiver or agent is appointed or authorized to take charge of Pledgor’s properties. D. The Collateral, or any substantial part thereof is seized or levied upon or a receiver is appointed for it. 6. PLEDGEE’S RIGHTS ON DEFAULT - Upon the occurrence of any Event of Default and during its continuance, any of the Liabilities may, at the option of Pledgee, after delivering due notice and opportunity to cure such default as set forth in Section 5 above, be declared by Pledgee, and thereupon immediately shall become due and payable, and Pledgee shall have, in addition to all other rights and remedies which Pledgee may have under law the following rights and remedies all of which may be exercised without demand or notice to Pledgor, except as otherwise provided herein: A. Pledgee shall have the right to foreclose the liens and security interests created under this Pledge Agreement or under any other agreement relating to the Collateral by any available judicial procedure or without judicial process, to sell, assign, or otherwise dispose of the Collateral, or any part thereof, either at public or private sale, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Pledgee, all at Pledgee’s sole option and as Pledgee in its sole discretion may deem advisable, and Pledgee may bid or become purchaser at any such sale, free from any right of redemption which is hereby expressly waived by Pledgor, and Pledgee shall have the right at its option to apply or credit the amount of all or any part of the Liabilities owing to Pledgee against the purchase price bid by Pledgee at any such sale. B. The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to liquidation costs, which shall include the cost and expense of retaking, holding, selling, liquidating and the like, and then to the satisfaction of all Liabilities; provided, that this provision shall not alter the nonrecourse nature of the Pledgor Obligations. Pledgee agrees to remit to Pledgor any surplus remaining after all Liabilities have been paid in full. C. To facilitate the exercise by Pledgee of the rights and remedies set forth in this Section 6 of the Pledge Agreement, Pledgor hereby constitutes Pledgee or its agents, or any other person whom Pledgee may designate, as attorney-in-fact for Pledgor, at Pledgor’s own cost and expense, to exercise all or any of the powers necessary to convey the Collateral to third parties, which being coupled with an interest, shall be irrevocable, shall continue until all Liabilities have been paid in full and shall be in addition to any other rights and remedies that Pledgee may have. 7. NOTICE OF DISPOSITION; COLLECTION COSTS - Any written notice of the sale, disposition, or other intended action by the Pledgee with respect to the Collateral which is required by applicable laws and is sent by certified mail, postage prepaid, to Pledgor at the address specified below Pledgor’s signature, or such

17 other address of Pledgor which may, from time to time, be shown on the Pledgee’s records, at least thirty (30) days prior to such sale, disposition or other action, shall constitute reasonable notice to Pledgor. 8. PLEDGOR WAIVERS - Pledgor waives any right to require Pledgee to (a) proceed against any guarantor or any other person; (b) proceed against or exhaust any other security held from Pledgor; (c) marshal any assets of Pledgor; or (d) pursue any other remedy in the Pledgee’s power whatsoever. 9. RESTRICTIVE LEGEND - Each certificate representing membership interests of the Collateral, if applicable, for so long as such membership interests remain Collateral, shall bear a restrictive legend substantially similar to the following legend: THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK PLEDGE AND PLEDGE AGREEMENT DATED JUNE 16, 2024, BY AND BETWEEN MICHAEL BLEND AND CEE HOLDING TRUST. A COPY OF THIS AGREEMENT IS LOCATED IN THE PRINCIPAL OFFICE OF THE COMPANY. 10. MISCELLANEOUS PROVISIONS - This Pledge Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without regard to its provisions of conflicts of law. Wherever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Pledge Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement. This Pledge Agreement and the security interests and security title conveyed hereunder shall remain in full force and effect until such time as no Liabilities are outstanding. Pledgee shall not be deemed to waive any of its rights hereunder unless such waiver be in writing and signed by Pledgee. No delay or omission by Pledgee in exercising any of its rights shall operate as a waiver of such rights and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion. Words importing the singular number shall include the plural number and vice versa, and any pronoun used shall be deemed to cover all genders. All obligations of Pledgor shall bind Pledgor’s heirs, legal representatives, successors and assigns. The word “Pledgee” as used herein shall include transferees and assignees of Pledgee, and all rights of Pledgee hereunder shall inure to the benefit of its successors and assigns. [Signatures follow.]

IN WITNESS WHEREOF, the undersigned have executed this Pledge Agreement under seal as of the day and year first written above. PLEDGOR: CEE HOLDING TRUST By: Jackson Hole Trust Company, Trustee. By: /s/ Amy Burnside Name: Amy Burnside, Trust Officer Address: CEE Holding Trust c/o Jackson Hole Trust Company, Trustee Attn: Chuck Ursini PO Box 1150 185 W Broadway, Suite 101 Jackson, Wyoming 83001 PLEDGEE: MICHAEL BLEND /s/ Michael Blend Address: Mr. Michael Blend 147 Georgina Ave. Santa Monica, CA 90402-1613

19 EXHIBIT A Promissory Note (See Attached)

20 SECURED PROMISSORY NOTE $1,087,500 June 17, 2024 For value received, CEE Holding Trust, being created under the laws of the State of Wyoming counting among its beneficiaries Charles Ursini, and acting through its trustee, Jackson Hole Trust Company, a Wyoming Corporation (“Maker”), promises to pay to the order of Michael Blend, an individual resident of the State of California (“Payee”), in lawful money of the United States of America, the principal sum of One Million Eighty- Seven Thousand Five Hundred and 00/100th dollars ($1,087,500.00), together with all accrued interest thereon (the “Loan Amount”), as provided in this Secured Promissory Note (this “Note”). The obligations of Maker under this Note are secured by that certain Stock Pledge and Security Agreement, by and between Maker and Payee, dated as of even date herewith (the “Pledge Agreement”). As used herein, “Collective Notes” shall mean this Note together with that certain Secured Promissory Note, by and between CEE Holding Trust and Lone Star Friends Trust, of even date herewith. Any capitalized terms used but not defined herein shall have the meaning(s) ascribed to such term in the Pledge Agreement. 1. Payment of Interest and Principal. Maker promises to pay the Loan Amount, plus interest to the order of Payee in accordance with the terms and conditions set forth in this Note. 1.1 Interest. The outstanding Loan Amount shall accrue interest at an annual rate of 4.30% (the “Interest Rate”) from the date of this Note until the entire Loan Amount is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise. All computations of interest shall be payable in arrears based on a 365-day year and payable on the actual number of days elapsed in any whole or partial year. 1.2 Annual Payments of Interest and Payment Dates. Accrued interest is due and payable on the first day of July of each calendar year, commencing July 1, 2024, and continuing annually thereafter until the date that is 47 months from the date hereof (the “Maturity Date”); and a “balloon payment” of all outstanding principal and accrued interest (together with any and all unpaid fees, costs or expense) shall be due and payable in full. 1.3 Manner of Payment. All payments of interest, principal, and all other sums due hereunder shall be made in lawful money of the United States of America on the date on which such payment is due by personal check, certified check, or cash. Payments may also be submitted by wire transfer of immediately available funds to Payee’s account at a bank specified by Payee in writing to Maker from time to time. 2. Prepayment; Application of Payments. Maker shall be permitted to prepay the Loan Amount at any time and from time to time without the imposition of any prepayment penalty or charge by Payee. Any prepayments shall be applied first to accrued interest, and the balance to principal. 3. Default Interest. If any amount payable under this Note is not received by Payee when due (without regard to any applicable grace periods), whether at the stated maturity, by acceleration or otherwise, the overdue amount shall bear interest at the Interest Rate plus 2% (the “Default Rate”) from the date payment was due until such delinquent payment is paid in full. The remedies of Payee in this Note, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively, or together in Payee’s discretion. 4. Maker Default and Stock Sales. Payee shall have the right to declare Maker in default of this Note if Maker (i) fails to make any payment required by this Note within fifteen (15) days after the due date, (ii) fails to comply with any other obligation or promise made in this Note or the Pledge Agreement, or (iii) or any of its affiliates, including Charles Ursini, sells any stock, warrants, options, or other securities of System1, Inc., a Delaware corporation (the “Company”), whether covered by the Pledge Agreement or otherwise, without prior written consent of Payee (such consent not to be unreasonably withheld or delayed if the value of the remaining securities pledged as collateral under the Pledge Agreement is greater than the outstanding principal balance of the Note plus accrued interest); provided, that Maker shall turn over an amount equal to $1.50/share from the proceeds of any such stock sale as payment towards the Collective Notes, such proceeds to be applied pro rata among the Collective Notes until

21 paid in full. Additionally, until the 5th anniversary of the date hereof, Payee shall have the right to declare Maker in default under this Note if Charles Ursini (i) is terminated or resigns from his full-time employment at the Company, or (ii) dies or is Incapacitated. Upon a default, the Payee may accelerate this Note and require that Maker immediately pay the full amount of all unpaid principal, earned interest, and other amounts due on this Note. In addition, Maker shall be required to reimburse Payee for all reasonable out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its counsel) incurred by Payee in connection with the enforcement of Payee’s rights under this Note. “Incapacitated” means as to a natural person that (i) a court of competent jurisdiction has made a finding that such person is incapacitated, (ii) a guardian or conservator of such person’s person or estate has been appointed by a court of competent jurisdiction and is serving as such, or (iii) two physicians (licensed to practice medicine in the state where such person is domiciled at the time of the certification, and one of whom shall be board certified in the specialty most closely associated with the cause of the incapacity) certify that due to a physical or mental condition such person lacks the ability to manage his or her own personal and financial affairs. 5. Nonrecourse. The liability of the Maker regarding its obligations under this Note is without recourse. No person or entity entitled to payment under this Note shall have any right to assets of the Maker other than: (a) the Collateral pledged under the Pledge Agreement; and (b) dividends and sale proceeds attributable to such collateral. 6. Waivers. Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of intent to accelerate, notice of acceleration of maturity, and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder. Payee’s failure or delay in exercising any right, remedy, power, or privilege under this Note or under any applicable law shall not operate as a waiver of any of Payee’s rights, remedies, powers, or privileges provided under this Note or provided by law or available in equity. For example, Payee also does not waive its right to declare Maker in default by making payments or incurring expenses on Maker’s behalf. Notwithstanding the above, nothing in this Note shall be construed to constitute a waiver of Maker’s right to cure a default and Maker specifically maintains the right to a cure period provided under this Note. 7. Notices. All notices that Payee or Maker may be required or permitted to give under this Note shall be made in the same manner as set forth in that certain Stock Purchase Agreement between Payee and Maker dated as of the date hereof. 8. Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, equity, tort, or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Texas without regard to principles of conflicts of law. 9. WAIVER OF JURY TRIAL AND JUDICIAL REFERENCE. 9.1 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, MAKER: (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE THAT IS TRIABLE OF RIGHT BY A JURY; AND (b) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN BY MAKER KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL. 9.2 Venue for any such reference proceeding will be in the state or federal courts residing in the State of Texas. 10. Miscellaneous. 10.1 Time of the Essence. Time shall be of the essence with respect to all of Maker’s obligations under this Note.

22 10.2 Setoff. Any amounts owed by the Payee to Maker may be setoff against amounts owed by Maker under this Note upon written notice by Payee to Maker. 10.3 Integration. This Note and the documents described herein constitute the entire understanding of Maker and Payee with respect to the matters discussed herein and supersede all prior and contemporaneous discussions, agreements, and representations, whether oral or written. 10.4 Headings. The headings of the various articles, sections, and subsections in this Note are for reference only and shall not define, expand, or limit any of the terms or provisions hereof. 10.5 Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. 10.6 Amendments, Extensions, and Modifications. No term of this Note may be amended, supplemented, or otherwise modified except by an instrument in writing signed by Maker and Payee. [Signature page follows]

IN WITNESS WHEREOF, Maker has executed this Note as of the date set forth on the first page hereof. MAKER: CEE Holding Trust By: Jackson Hole Trust Company, Trustee By: /s/ Amy Burnside Amy Burnside, Trust Officer

24 EXHIBIT C OPTION LETTER AGREEMENT (to be attached)